UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED: January 10, 2008)

MTC TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-49890	02-0593816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4032 Linden Avenue, Dayton, Ohio	45432
(Address of principal executive offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (937) 252-9199

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 10, 2008, MTC Technologies, Inc. (the “Company”) announced that the Company has entered into a cancellation agreement with the United States Marine Corps Systems Command relating to the TIER II Unmanned Aircraft System Concept Demonstrator System. As a result of this action, the Company expects to incur a one-time pre-tax charge of approximately $6.7 million for the fourth quarter of 2007. A copy of the press release is attached as Exhibit 99.1 hereto.

This Current Report on Form 8-K and the press release attached hereto are being furnished by the Company pursuant to Item 2.02 of Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The exhibit listed below is being furnished pursuant to Item 2.02.

Ex. 99.1 Press Release dated January 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2008

MTC TECHNOLOGIES, INC.

/s/ Michael Gearhardt
Michael Gearhardt Chief Financial Officer

EXHIBIT INDEX

        Ex. 99.1                         Press Release dated January 10, 2008